UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2023

PHENIXFIN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00818	27-4576073
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

445 Park Avenue, 10th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 859-0390

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	PFX	The NASDAQ Global Market
5.25% Notes due 2028	PFXNZ	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On April 27, 2023, PhenixFIN Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  During this meeting, the Company’s stockholders were asked to consider and vote upon three proposals: (1) to elect two directors of the Company, to serve for a term of three years, or until their successors are duly elected and qualified; (2) to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023; and (3) to provide an advisory vote on executive compensation.

Stockholders of record at the close of business on March 2, 2023 were entitled to vote at the Annual Meeting. As of March 2, 2023, there were 2,094,238.253 shares of common stock outstanding and entitled to vote. A quorum consisting of 1,536,119 shares of common stock of the Company were present or represented by proxy at the Annual Meeting.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below. Proposals 1, 2, and 3 were approved by the requisite vote.

Proposal 1: Election of directors.

Nominee	For	Withheld	Abstain
Karin Hirtler-Garvey	939,570	60,701	2,047
Lowell W. Robinson	957,064	43,142	2,112

Broker Non-Votes: 533,801

Proposal 2: Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023.

For	Against	Abstain
1,497,899	36,007	2,213

Broker Non-Votes: 0

Proposal 3: Advisory vote on executive compensation.

For	Against	Abstain
947,866	34,442	20,010

Broker Non-Votes: 533,801

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, PhenixFIN Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: May 03, 2023	PHENIXFIN CORPORATION

/s/ David Lorber
	Name:	David Lorber
	Title:	Chief Executive Officer